STATE OF ALABAMA

COUNTY OF JEFFERSON

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Christopher L. Doucet, a director of Global Axcess Corp. (the “Company”), a Nevada corporation, do constitute and appoint LOCK IRELAND, MICHAEL J. LOIACONO, SHARON M. JACKSON and JEFFREY A. BEKIARES my true and lawful attorneys-in-fact, with full power of substitution, to act individually or jointly, for me in any and all capacities, to obtain filing codes for the Securities and Exchange Commission’s (the “SEC”) EDGAR database, or any successor system, by use of a FORM ID or otherwise, to sign, pursuant to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any report on Forms 3, 4 or 5, respecting the securities of the Company, and to file the same with the SEC, together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said reports, incorporating such changes as said attorney-in-fact deems appropriate, hereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.

The authority of my attorney-in-fact shall be effective until I expressly revoke it in writing and file same with the SEC.

I acknowledge that I have granted this power of attorney solely to make it more convenient for me to comply with my reporting responsibilities under Section 16 of the Exchange Act, that my granting of this power of attorney does not relieve me of any of my responsibilities to prepare and file on a timely basis all reports that I may be required to file under said Section 16, and that neither the Company, nor my attorney-in-fact, has assumed, or shall be deemed to assume, any of my responsibilities in that regard.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 7th day of February, 2012.

/s/ Christopher L. Doucet
Name: Christopher L. Doucet

ACKNOWLEDGMENT

BEFORE me this 7th day of February, 2012, came Christopher L. Doucet, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.

/s/ Kimberly A. Boackle
NOTARY PUBLIC

State of Alabama

My Commission Expires:

October 15, 2014